Exhibit (i)

                                                 February 12, 1999

Farmers Investment Trust
Two International Place
Boston, Massachusetts 02110

Gentlemen:

     We have acted as counsel to Farmers Investment Trust, a Massachusetts business trust (the "Trust"), in connection with the preparation and filing of its Registration Statement on Form N-1A (the "Registration Statement") (File Nos. 333-63753; 811-09085) covering shares of beneficial interest, $.01 par value per share, of the Trust, on behalf of its series: Income Portfolio, Income with Growth Portfolio, Balanced Portfolio, Growth with Income Portfolio and Growth Portfolio.

     We have examined copies of the Declaration of Trust and By-Laws of the Trust, the Registration Statement, and such other records, proceedings and documents as we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

     Based upon the foregoing, we are of the opinion that the shares of beneficial interest, $.01 par value per share, of the Trust, to be issued in accordance with the terms of the offering, as set forth in the Registration Statement when so issued and paid for, will constitute validly authorized and legally issued shares of beneficial interest, fully paid and non-assessable by the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as set forth under the caption "Legal Counsel" in the above-referenced Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                                 Very truly yours,

                                                 /s/Dechert Price & Rhoads